UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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David Goulden Shares EMC’s Commitments to Customers and Partners

Learn More About EMC’s Pledge

As part of EMC’s efforts to communicate on the announcement for the EMC Federation of companies and Dell to combine, David Goulden reached out to our customers and partners today reiterating with letters a set of five commitments that encapsulate and support EMC’s “absolute focus” on their needs.

The commitments present a pledge by EMC to continue to power customers’ IT transformation initiatives – and work closely with EMC partners to ensure they provide the same – as efforts are underway to combine Dell and the EMC Federation of companies in a transaction led by Michael Dell, MSD Partners and Silver Lake. The transaction is expected to close in mid-2016.

In his letters to customers and partners, David emphasized how EMC’s and Dell’s combined product and technology portfolios and sales approaches are quite complementary – assuring both audiences of minimal disruptions to existing product lines. He added that the combined strength of EMC and Dell is generating positive feedback from customers eager about the future of the business combination creating the world’s largest privately-controlled technology company.

Here is a rundown of the five commitments for customers and partners, including brief analysis for each.

FOR CUSTOMERS:

Delivering the high quality customer experience you expect from EMC, including our customary commitment to support all current products as we always have

•	EMC wants to assure customers that we will preserve the ‘high-touch’ service and support culture.

Extending our technology leadership through investment in R&D, including enhancing existing products and roadmaps

•	EMC’s dedication to R&D and innovation will continue. Through a privately-controlled ownership structure, we will have the freedom to incubate the most promising technologies and accelerate innovation. Going private eliminates billions spent each year on stock repurchases and dividends, which can be reallocated to other strategic efforts.

Preserving our dedication to customer choice (free of lock-in)

•	EMC’s strategy to allow each unit to retain its own culture and flourish and grow. This allows each business to focus and build its own ecosystem of partners – thereby delivering even greater levels of choice going forward.

Continuing to enhance our partnerships and technology ecosystems

•	EMC recognizes its customers have made strategic decisions based on technology and roadmaps. EMC is focused on executing its current roadmap. That roadmap will become more robust, providing access to an even broader portfolio.

Listening to customer feedback and communicating updates to you clearly – and often

•	Our focus on Total Customer Experience and exceeding customer expectations through our talented team will continue with the same fervor and commitment as before. Any concerns or questions will be heard and swiftly tended to. We will continue to communicate updates to customers as appropriate.

FOR PARTNERS:

Remaining committed to our partner ecosystem and programs

•	EMC remains committed to its current partner go-to-market (GTM) model and will continue to invest in our Business Partner Program. EMC recognizes the investments partners have made in EMC technology and the program, and assures them it will become better and more expansive – in effect allowing them to focus on selling more comprehensive technologies and solutions faster.

Continuing to enhance our partnerships and technology ecosystems, including enhancing existing products and roadmaps and our customary commitment to long term support for all current products (minimum of five years)

•	EMC recognizes its partners have made strategic decisions based on technology and roadmaps previously shared. EMC is focused on executing its current roadmap. With this transaction, our roadmap will become more robust, providing access to an even broader portfolio.

Extending our technology leadership through investment in R&D

•	EMC’s dedication to R&D and innovation will continue. Through a privately-controlled ownership structure, we will have the freedom to incubate the most promising technologies and accelerate innovation. Going private eliminates billions spent each year on stock repurchases and dividends, which can be reallocated to other strategic efforts.

Preserving our dedication to customer choice (free of lock-in)

•	EMC’s strategy to allow each unit to retain its own culture and flourish and grow. This allows each business to focus and build its own ecosystem of partners – thereby delivering even greater levels of choice going forward. Partners will benefit by having the flexibility to develop and deliver solutions from EMC’s portfolio with brands outside of EMC, whatever their customers require.

Listening to partner feedback and communicating updates to you clearly – and often

•	Our focus on Total Customer Experience and exceeding customer expectations through our talented team will continue with the same fervor and commitment as before. Any concerns or questions will be heard and swiftly tended to. We will continue to communicate updates to customers as appropriate.

In his letters, David pointed out that a combined EMC and Dell will be the leader in 22 Gartner Magic Quadrants. This will be buoyed by an end-to-end product portfolio that will span the world’s greatest technology franchise in storage, servers, virtualization, PCs, and including leadership positions in software-defined data center, hybrid cloud, converged infrastructure, and mobile and security.

David’s outreach today signified his and EMC’s sincere appreciation and thanks to its customers and partners for having continued confidence in our company to be their trusted partner in IT transformation.

Disclosure Regarding Forward Looking Statements

This Inside EMC communication contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the failure to obtain the approval of EMC shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; (x) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xiii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except to the extent otherwise required by federal securities law, EMC disclaims any obligation to update any such forward-looking statements after the date of this Inside EMC communication.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. will file with the SEC a Registration Statement on Form S-4 that will include a preliminary proxy statement/prospectus regarding the proposed transaction and each of Denali Holding Inc. and EMC Corporation plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each EMC shareholder entitled to vote at the special meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the proxy statement/prospectus (when available) and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC’s website (www.EMC.com) under the link “Investor Relations” and then under the tab “Financials” then “SEC Filings” or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, Attn: Investor Relations, 866-362-6973.

Participants in the Solicitation

EMC Corporation and its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from EMC shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EMC shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, will be set forth in the proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about EMC’s executive officers and directors in its definitive proxy statement filed with the SEC on March 2, 2015 and in its Annual Report on Form 10-K filed with the SEC on February 27, 2015. You can also obtain free copies of these documents from EMC using the contact information above.